EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-202281) of Toyota Motor Credit Corporation of our report dated June 1, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 1, 2017